As filed with the Securities and Exchange Commission on February 19, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

IMPROVENET, INC.

(Exact Name of Registrant As Specified in Its Charter)

DELAWARE	77-0452868
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1286 Oddstad Drive
Redwood City, California 94063

(877) 517-2928

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1999 Equity Incentive Plan

(Full Title of the Plan)

1999 Employee Stock Purchase Plan

(Full Title of the Plan)

Ronald B. Cooper

Chairman, President and Chief Executive Officer

ImproveNet, Inc.

1286 Oddstad Drive
Redwood City, California 94063

(877) 517-2928

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Mark P. Tanoury, Esq.

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real
Palo Alto, California 94306

(650) 843-5000

This Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission.  Sales of the registered securities will begin as soon as reasonably practicable after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Shares reserved for future issuance pursuant to outstanding options under the 1999 Equity Incentive Plan (the “1999 EIP”)	1,766,796	$0.0750	$132,510	$12.19
Shares reserved for future issuance pursuant to the 1999 Employee Stock Purchase Plan (the “1999 ESPP”)	353,359	$0.0638	$22,544	$2.07
Totals	2,120,155	—	$155,054	$14.26

(1)           This Registration Statement shall cover any additional shares of Common Stock which become issuable under the 1999 EIP or the 1999 ESPP by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)           Estimated solely for the purpose of calculating the registration fee of this offering pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The offering price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Stock Market on February 11, 2002, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 1,766,796 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 1999 Equity Incentive Plan and (ii) 353,359 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 1999 Employee Stock Purchase Plan.

The contents of the Registration Statement on Form S-8 relating to the 1999 Equity Incentive Plan and 1999 Employee Stock Purchase Plan (File No. 333-36048) is incorporated by reference herein.

EXHIBITS

Exhibit Number	Description

3.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant.(1)
3.2	Amended and Restated Bylaws of the Registrant.(1)
4.1	Specimen Stock Certificate.(1)
5.1	Opinion of Cooley Godward LLP.(2)
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.(2)
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages.
99.1	1999 Equity Incentive Plan.(1)
99.2	1999 Employee Stock Purchase Plan.(1)

(1)           Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (No. 333-92873), as amended.

(2)           Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California on February 15, 2002.

IMPROVENET, INC.

By:	/s/ Ronald B. Cooper
Ronald B. Cooper Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald B. Cooper and Michael Santiago, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald B. Cooper	Chairman, President and Chief Executive Officer (Principal Executive Officer)	February 15, 2002
Ronald B. Cooper

/s/ Michael Santiago	Chief Financial Officer (Principal Financial and Accounting Officer)	February 15, 2002
Michael Santiago

/s/ Robert L. Stevens	Director	February 15, 2002
Robert L. Stevens

/s/ Andrew Anker	Director	February 15, 2002
Andrew Anker

/s/ Garrett Gruener	Director	February 15, 2002
Garrett Gruener

/s/ Alex Knight	Director	February 15, 2002
Alex Knight

/s/ Charles Brown	Director	February 15, 2002
Charles Brown

EXHIBIT INDEX

Exhibit Number	Description

4.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant.(1)
4.2	Amended and Restated Bylaws of the Registrant.(1)
5.1	Opinion of Cooley Godward LLP.(2)
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.(2)
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages.
99.1	1996 Stock Option Plan.(1)
99.2	1999 Equity Incentive Plan.(1)
99.3	1999 Employee Stock Purchase Plan.(1)

(1)           Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (No. 333-92873), as amended.

(2)           Filed herewith.